                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          NOVEN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [NOVEN PHARMACEUTICALS, INC. LOGO]






                                                                  April 12, 2002



Dear Stockholder:

         The 2002 Annual Meeting of Stockholders of Noven Pharmaceuticals, Inc. will convene at 10:00 a.m. on Wednesday, May 15, 2002. The meeting will be held at our corporate headquarters located at 11960 S.W. 144th Street, Miami, Florida and will address the matters referred to in the enclosed Notice of Meeting. Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Your vote on these matters is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. This year, most of you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone or by written proxy will assure that your shares are voted if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

         We hope you will participate in your Annual Meeting, if not in person, then by proxy. If you are able to attend, the Board of Directors, as well as the executive officers of Noven, look forward to seeing you there. We appreciate your continued support.

                                     Sincerely yours,




                                     ROBERT C. STRAUSS
                                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                                        & CHAIRMAN OF THE BOARD

                       [NOVEN PHARMACEUTICALS, INC. LOGO]

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

TIME                10:00 a.m. on Wednesday, May 15, 2002

PLACE               Noven Pharmaceuticals, Inc.
                    11960 S.W. 144th Street
                    Miami, Florida

ITEMS OF BUSINESS   (1)  To elect six members of the Board of Directors.

                    (2) To ratify the appointment of Deloitte & Touche LLP as Noven's independent accountants.

                    (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE           You are entitled to vote if you were a stockholder at the
                      close of business on March 18, 2002.

ANNUAL REPORT         Noven's 2001 Annual Report, which is not a part of the
                      proxy soliciting material, is enclosed.

PROXY VOTING          It is important that your shares be represented and voted
                      at the meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), OR mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.


                                 Jeffrey F. Eisenberg
                                 VICE PRESIDENT - STRATEGIC ALLIANCES,
                                 GENERAL COUNSEL & CORPORATE SECRETARY

                THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD
                ARE BEING DISTRIBUTED ON OR ABOUT APRIL 12, 2002.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Noven Pharmaceuticals, Inc. (sometimes referred to as "Noven") is providing these proxy materials to solicit your proxy in connection with Noven's annual meeting of stockholders, which will take place on May 15, 2002. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:    WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and Noven's most highly paid officers, and other required information. We are also sending Noven's 2001 Annual Report with these materials, but it does not constitute part of our proxy soliciting material.

Q:    WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:    There are two proposals scheduled to be voted on at the meeting:

      o  Election of six directors; and

      o Ratification of the designation of Deloitte & Touche LLP to audit Noven's books and accounts for 2002.

      We will also consider and vote upon any other proposal properly brought before the meeting.

Q:    WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of Deloitte & Touche LLP.

Q:    WHAT SHARES CAN I VOTE?

A: You may vote all shares that you owned as of March 18, 2002, the RECORD DATE. These shares include (1) those held directly in your name as the STOCKHOLDER OF RECORD and (2) those held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Noven stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      STOCKHOLDER OF RECORD

      If your shares are registered directly in your name with Noven's Transfer Agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the STOCKHOLDER OF RECORD and we are sending these proxy materials directly to you. As the STOCKHOLDER OF RECORD, you have the right to grant your proxy directly to Noven or to vote in person at the meeting. Noven has enclosed a proxy card for you to use.

      BENEFICIAL OWNER

      If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the STOCKHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker on how to vote, but since you are not the STOCKHOLDER OF RECORD, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:    HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: You may vote shares you hold directly in your name as the STOCKHOLDER OF RECORD in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

      EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. BY INTERNET--If this option is available to you, you may submit your proxy via the Internet from any location in the world by following the "Vote by Internet" instructions on the proxy card.

      BY TELEPHONE--If you live in the United States or Canada and this option is available to you, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

      BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?" If you vote by telephone or via the Internet, you do not need to return your proxy card.

Q:    CAN I CHANGE MY VOTE?

A: Yes, you may change your proxy instructions at any time prior to the vote at the annual meeting. If you voted by mail, you must (a) file with Noven's Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, but you must submit your later vote using the same system (telephone or Internet) as you used to submit the vote you wish to change. For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. Your attendance at the meeting will not revoke your previously granted proxy unless you give written notice of revocation to Noven's Corporate Secretary before the vote at the meeting or you vote by written ballot at the meeting.

Q:    HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" OR "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election for directors, each director requires the affirmative "FOR" vote of a plurality of those shares represented, in person or by proxy, and entitled to vote at the meeting. All other proposals, including the ratification of our independent auditors, require the affirmative "FOR" vote of a majority of those shares represented, in person or by proxy, and entitled to vote at the meeting. If you are a BENEFICIAL OWNER and do not provide the STOCKHOLDER OF RECORD with voting instructions, your shares may constitute BROKER NON-VOTES, as described in "What is the quorum requirement for the meeting?" on page 21. In tabulating the voting result for any particular proposal, shares which constitute BROKER NON-VOTES are not considered represented at the meeting.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
      CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in Noven's quarterly report on Form 10-Q for the second quarter of 2002.




ADDITIONAL Q&A INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS MAY BE FOUND ON PAGES 21 AND 22.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 1, 2002, information with respect to:

         o Each person known to us to be the beneficial owner of more than 5% of Noven's common stock;

         o Beneficial ownership by all of Noven's directors and executive officers named in the Summary Compensation Table on page 10 (the "Named Officers"); and

         o Beneficial ownership by all of Noven's directors and executive officers as a group.

          The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 1, 2002 (60 days after March 1, 2002) through the exercise of any stock option or other right. Unless we indicate otherwise, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.



                                                        NUMBER OF SHARES                               PERCENTAGE
NAME                                                        OWNED(1)         RIGHT TO ACQUIRE(2)        OF TOTAL
----                                                    ----------------     -------------------        --------
Massachusetts Financial Services
 Company (3)....................................             2,419,050                       0            10.8%
      500 Boylston Street
      Boston, MA 02116

T. Rowe Price Associates, Inc. (4)..............             1,757,400                       0             7.8%
      100 E. Pratt Street
      Baltimore, Maryland 21202

Waddell & Reed Financial, Inc.;
Waddell & Reed Financial Services, Inc.;
Waddell & Reed, Inc.; and
Waddell & Reed Investment Management
   Company (5)..................................             1,607,410                       0             7.2%
      6300 Lamar Avenue
      Overland Park, KS 66202


                                                        NUMBER OF SHARES                               PERCENTAGE
NAME                                                        OWNED(1)         RIGHT TO ACQUIRE(2)        OF TOTAL
----                                                    ----------------     -------------------        --------

ALL DIRECTORS AND NAMED OFFICERS:

Sidney Braginsky................................                 6,000                  25,000                *

John G. Clarkson, M.D...........................                   328                       0                *

Lawrence J. DuBow...............................                10,000                  25,000                *

Jeffrey F. Eisenberg............................                 2,500                  19,000                *

Regina E. Herzlinger............................                 2,000                  17,500                *

W. Neil Jones...................................                 2,912                  34,650                *

Juan A. Mantelle.................................               75,133                  40,250                *

James B. Messiry.................................                6,242                  32,758                *

Robert C. Strauss................................               42,338                 464,000             2.2%

Wayne P. Yetter..................................                    0                  12,500                *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(10 PERSONS).....................................
                                                               147,453                 670,658             3.6%

------------
*    (less than 1%)

(1)  Excludes shares that may be acquired through stock option exercises.

(2) Shares that may be acquired through stock options exercisable through May 1, 2002.

(3) Based on Schedule 13G filed on or about February 11, 2002 with the Securities and Exchange Commission.

(4) Based on Schedule 13G filed on or about February 14, 2002 with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Based on Schedule 13G filed on or about January 7, 2002 with the Securities and Exchange Commission.

                       ELECTION OF DIRECTORS--PROPOSAL (1)

         The Board set the number of directors constituting the Board at six. The persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting, except for Wayne P. Yetter, who was appointed a director by the Board on August 7, 2001 and will stand for election as a director by Noven's stockholders for the first time at this year's annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

Sidney Braginsky            Mr. Braginsky has been a director of Noven since
Director since 1992         June 1992 and is President and Chief Executive
Age 64                      Officer of Atropos Technology Inc. (consulting and
                            venture capital firm). From 1970 through 1999, Mr.
                            Braginsky served Olympus America, Inc. in a variety of roles, most recently as President and Chief
                            Operating Officer.

JOHN G. CLARKSON, M.D.      Dr. Clarkson has been a director of Noven since
Director since 2000         April 2000 and is a Professor and Senior Vice
Age 59                      President for Medical Affairs and Dean, University
                            of Miami School of Medicine, a position he has held since 1995. Dr. Clarkson serves on the Board of Governors of the UMHC/Sylvester Cancer Center and
                            Anne Bates Leach Eye Hospital and on the Board of the Jackson Memorial Hospital/Public Health Trust.

LAWRENCE J. DUBOW           Mr. DuBow has been a director of Noven since June
Director since 1992         1992 and is the founder and Chairman of the Board of
Age 70                      HMS Sales and Marketing, Inc., (marketing of
                            pharmaceutical products). HMS Sales and Marketing was sold in June, 2000 to Ranbaxy Pharmaceuticals, Inc., a wholly owned subsidiary of Ranbaxy
                            Laboratories, Ltd. Mr. DuBow is currently a consultant to Ranbaxy Pharmaceuticals and continues in his role as Chairman of HMS Sales and Marketing.
                            Since 1957, he has been engaged in various capacities within the pharmaceutical industry, including president and principal stockholder of Lawrence Pharmaceuticals, Inc. Mr. DuBow is a former
                            President of the Drug Wholesalers' Association and a former Chairman of the National Wholesale Druggists'
                            Association. Mr. DuBow serves on the Board of Andrx
                            Corporation (pharmaceuticals).

PROF. REGINA E. HERZLINGER  Prof. Herzlinger has been a director of Noven since
Director since 2001         February 2001 and has been a Professor of Business
Age 58                      Administration at the Harvard Business School since
                            1971. Prof. Herzlinger serves on the Board of Directors of C. R. Bard, Inc. (healthcare products),
                            Nanogen, Inc. (biotechnology), Schering-Plough
                            Corporation (pharmaceuticals) and Zimmer Holdings
                            Inc. (orthopedics).

ROBERT C. STRAUSS           Mr. Strauss has been President, Chief Executive
Director since 1997         Officer and Chairman of the Board of Noven since
Age 60                      June 2001. From December 1997 through September
                            2000, he served as President and Chief Executive
                            Officer and as a Director of Noven, and from September 2000 to June 2001, he served as Co-Chairman of Noven. From March 1997 to July 1997, he served as President and Chief Operating Officer and a Director of IVAX Corporation
                            (pharmaceuticals). From 1983 to 1997, he served in various executive positions with Cordis Corporation, most recently as its Chairman of the Board, President and Chief Executive Officer. Mr. Strauss serves on the Board of Directors of CardioGenesis
                            Corporation (medical devices), Columbia
                            Laboratories, Inc. (pharmaceuticals), Percardia,
                            Inc. (medical devices) and TissueLink Medical, Inc.
                            (surgical devices and procedures).

WAYNE P. YETTER             Mr. Yetter has been a Director of Noven since August
Director since 2001         2001 and is Chairman of the Board of Directors and
Age 56                      Chief Executive Officer of Synavant Inc., formerly a
                            subsidiary of IMS Health, Inc., a pharmaceutical relationship management solutions company. From 1999 to 2000, Mr. Yetter served as Chief Operating
                            Officer at IMS Health, Inc., which provides information services for the healthcare industry.
                            From 1997 to 1999, he served as President and Chief
                            Executive Officer of Novartis Pharmaceuticals
                            Corporation (pharmaceuticals). From 1991 to 1997,
                            Mr. Yetter served as President and Chief Executive
                            Officer of Astra Merck, Inc. (pharmaceuticals). Mr.
                            Yetter serves on the Board of Directors of Transkaryotic Therapies, Inc. (biotechnology).


INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board has the following three committees: (1) Audit, (2) Compensation and Stock Option and (3) Nominating. The Board held 5 meetings in 2001, and each director who served as a director during 2001 attended more than 75% of the meetings of the Board and the Committees on which he or she served.

AUDIT COMMITTEE

         The Audit Committee reviews Noven's financial statements, management's disclosures and the independent auditor's report and recommends to the Board the engagement of the independent public accountants. The Audit Committee also reviews the fee arrangement of Noven's independent public accountants as well as their independence and performance, confers with the independent public accountants concerning the scope of their audit and, on completion of their audit, reviews the accountants' findings and recommendations, reviews the adequacy of Noven's system of internal accounting controls and reviews areas of possible conflicts of interest. The Audit Committee operates under a written charter adopted by the Board.

         Members: Prof. Herzlinger (Chairperson), Mr. Braginsky and Mr. DuBow Meetings last year: 6

COMPENSATION AND STOCK OPTION COMMITTEE

         The Compensation and Stock Option Committee develops and implements policies with respect to executive compensation and approves all elements of compensation for Noven's executive officers. It also serves as the Stock Option Committee for purposes of making grants of options under Noven's stock option plans. The Compensation and Stock Option Committee operates under a written charter adopted by the Board.

         Members: Dr. Clarkson (Chairperson), Mr. Braginsky and Mr. DuBow Meetings last year: 4

NOMINATING COMMITTEE

         The Nominating Committee proposes to the Board nominees for election or reelection to the Board at the Noven's Annual Meeting of Stockholders, and recommends to the Board candidates for election by the Board to fill vacancies occurring on the Board. The Nominating Committee operates under a written charter adopted by the Board.

         Members:  Mr. Yetter (Chairperson) and Dr. Clarkson
         Meetings last year:  0



                              DIRECTOR COMPENSATION

         The following table provides information on Noven's compensation and reimbursement practices during 2001 for non-employee directors. Directors who are employed by Noven do not receive any additional compensation for their Board activities.

Annual Director Retainer                                               $7,500
Board Meeting Attendance Fees (per meeting)                              $750
Committee Meeting Attendance Fees (per meeting)                          $750
Additional Retainer for Committee Chair                                $2,500
Stock Options Granted upon Election to Board                           12,500
Annual Stock Options Granted (upon reelection at annual meeting)        5,000
Reimbursement for Expenses Attendant to Board Membership                  Yes



                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by Noven's Chief Executive Officer and its four other most highly paid executive officers for the fiscal year ended December 31, 2001, as well as their compensation for each of the fiscal years ended December 31, 2000 and December 31, 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION                 AWARDS
                                       -------------------------------------  -----------------
                                                                                 NUMBER OF
                                                                                 SECURITIES
                                                                                 UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR        SALARY      BONUS (1)        OPTIONS         COMPENSATION (2)
---------------------------            ---------- -------------  -----------  -----------------  -------------------

Robert C. Strauss....................    2001         $485,100   $      0               90,000           $5,250
   President, Chief Executive            2000          452,039      329,665            120,000                0
      Officer and Co-Chairman            1999          420,000      277,262            112,500                0

Juan A. Mantelle*....................    2001          220,500            0             40,000            2,290
   Vice President and Chief              2000          200,471      132,886             40,000                0
      Technical Officer

James B. Messiry**...................    2001          199,500            0             40,000            2,762
   Vice President and Chief              2000          189,156      100,411             40,000                0
      Financial Officer                  1999          168,269      131,040            130,000                0

W. Neil Jones***.....................    2001          196,858            0             40,000                0
   Vice President - Sales and            2000          169,169       71,127             35,000                0
      Marketing

Jeffrey F. Eisenberg****.............    2001          192,765            0             50,000            2,669
   Vice President - Strategic            2000          157,815       75,340             35,000                0
      Alliances, General Counsel
      and Corporate Secretary

----------------

* Mr. Mantelle was designated an executive officer in June 2000, but amounts shown in the table for 2000 reflect all amounts received as compensation during the year ended December 31, 2000.

**    Mr. Messiry's employment with Noven commenced January 1999.

*** Mr. Jones was designated an executive officer in November 2000, but amounts shown in the table for 2000 reflect all amounts received as compensation during the year ended December 31, 2000.

**** Mr. Eisenberg was designated an executive officer in November 2000, but amounts shown in the table for 2000 reflect all amounts received as compensation during the year ended December 31, 2000.

(1) Bonuses for each of the named executive officers in 1999 were paid in a combination of cash and Noven common stock. For purposes of this table, the shares of Noven's common stock included in the bonuses have been valued at the closing price of Noven's common stock on the dates on which the bonuses were paid.

(2) The amounts in this column consist of matching contributions made by Noven under the Employee Savings Plan (the "401(k) Plan"), a plan providing for broad-based employee participation.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on stock option grants in 2001 to the executive officers named in the Summary Compensation Table.



                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                % OF TOTAL                               STOCK PRICE APPRECIATION
                                                 OPTIONS                                            FOR
                                                GRANTED TO   EXERCISE                           OPTION TERM
                                    OPTIONS     EMPLOYEES     OR BASE    EXPIRATION     ----------------------------
NAME                                GRANTED      IN 2001       PRICE        DATE             5%            10%
----                               ----------- ------------- ---------- --------------  ------------- --------------
Robert C. Strauss................      90,000         11.9%   $15.13       11/05/2008       $554,349     $1,291,868

Juan A. Mantelle.................      40,000          5.3%    15.13       11/05/2008        246,377        574,164

James B. Messiry.................      40,000          5.3%    15.13       11/05/2008        246,377        574,164

W. Neil Jones....................      40,000          5.3%    15.13       11/05/2008        246,377        574,164

Jeffrey F. Eisenberg.............      50,000          6.6%    15.13       11/05/2008        307,971        717,704



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information with respect to outstanding stock options held at year end by the Named Executive Officers or exercised in 2001.


                                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                       AT DECEMBER 31, 2001             AT DECEMBER 31, 2001
                                 SHARES ACQUIRED     VALUE       --------------------------------  -------------------------------
NAME                             ON EXERCISE(#)    REALIZED($)   EXERCISABLE(#)  UNEXERCISABLE(#)  EXERCISABLE($) UNEXERCISABLE($)
----                             --------------    -----------   --------------  ----------------  -------------------------------
Robert C. Strauss ............             0             0          454,000          383,500        4,856,722        2,244,659

Juan A. Mantelle .............         3,125        76,891           39,000          111,000          262,125          517,125

James B. Messiry .............        14,242       177,031           24,758          163,000           87,904          863,057

W. Neil Jones ................             0             0           33,400           89,600          265,025          313,925

Jeffrey F. Eisenberg .........             0             0           19,000          116,000          120,240          498,360



EMPLOYMENT AND SEVERANCE AGREEMENTS

         On December 12, 1997, Noven entered into an employment agreement with Robert C. Strauss as President and Chief Executive Officer. This agreement expires on December 31, 2002 and will continue for consecutive one year terms unless it is terminated by either party under certain conditions. Mr. Strauss's base salary under the agreement is $400,000 per annum, subject to cost of living increases each year and further increases and incentive compensation at the sole discretion of the Board of Directors. In addition, Mr. Strauss was granted options to purchase 525,000 shares of common stock at a per share exercise price of $6 3/16 pursuant to the provisions of Noven's 1997 Stock Option Plan. Options for 50,000 shares of common stock vested and became exercisable immediately, and the remaining shares are subject to vesting over a five-year period. Mr. Strauss is also entitled to participate in all incentive, savings and retirement plans, as well as welfare benefit plans that are available to executive officers of Noven. Further, upon termination "without cause" or for "good reason" (as defined in the agreement), including, termination after a "change of control" through (i) the acquisition of 30% or more of the then issued and outstanding shares of common stock of Noven by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934),
(ii) the reconstitution of the Board whereby the existing members cease to constitute at least a majority of the Board (other than a reconstitution approved by the incumbent Board), (iii) the approval of a reorganization or consolidation, where stockholders of Noven do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated corporation, (iv) a liquidation or dissolution of Noven, or (v) a sale or distribution of all or substantially all the assets of Noven, Mr. Strauss would be entitled to a lump sum payment equal to his then annual base salary, plus an amount equal to an additional one year base salary paid over a period of two subsequent years, as well as the vesting of 50% of outstanding options not otherwise vested.

CHANGE IN CONTROL AGREEMENTS

         Noven has entered into change in control employment agreements with certain of its officers, other than Mr. Strauss, including its Named Executive Officers. These agreements are intended to further the interests of Noven's stockholders by providing for continuity of management in the event of a change in control of Noven. The agreements become effective if a change in control occurs during the three-year period that commences on the execution of the agreement. The period may be renewed each year for an additional three years, at the option of Noven, and each of the agreements was extended in 2001.

         Under the change in control agreements, a change in control includes any of the following events: (1) the acquisition of 40% or more of Noven's common stock by a person or group, (2) a change in the majority of the Board (other than a change approved by the incumbent Board), (3) approval by the stockholders of a reorganization, merger or consolidation, or (4) approval by the stockholders of a liquidation or dissolution or sale of all or substantially all of the assets of Noven. Exceptions are provided for certain transactions, including those where the existing stockholders of Noven maintain effective control.

         Once the agreements become effective upon a change in control, they have a term of two years. Each agreement provides that a covered officer will have the position, responsibilities and authority at least commensurate with those held during the ninety days preceding the change in control. Each agreement also provides that the covered officer will be paid an annual base salary equal to the highest salary received during the twelve months preceding the change in control; will be entitled to an annual bonus equal to the average annual bonus paid during the three years preceding the change in control; and will be entitled to continued participation in Noven's benefit plans, fringe benefits, office support and staff, vacation, and expense reimbursement on the same basis as prior to the change in control, and in any case no less favorable than those provided by Noven to peer executives (as defined in the agreements).

         If, following a change in control, the officer is terminated for any reason other than death, disability or for cause, or if such officer terminates his employment agreement for good reason (as defined in the agreements), then the officer is entitled to a severance payment equal to two times the officer's annual base salary (as defined in the agreements) plus the higher of his last annual bonus or the average annual bonus paid during the three years preceding the change in control. The agreements also provide that the officer is entitled to continue to participate in Noven's welfare benefit plans for the full two-year employment period.

         In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Noven will "gross-up" the officer's compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.

INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Noven recognizes that unanticipated future events, such as a change of control of Noven or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Board or its Compensation and Stock Option Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of its business judgment, such award would be in the best interests of Noven.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder requires Noven's executive officers and directors to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Noven's stock. Copies of these reports are furnished to Noven. Based solely on Noven's review of the copies of such reports furnished to Noven, we believe that during 2001 all of Noven's executive officers and directors complied with the Section 16(a) requirements, except that Mr. Sablotsky inadvertently filed one late Form 4 related to a transfer of 9,376 shares from a family trust to Mr. Sablotsky.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The graph below shows the five-year cumulative total shareholder return assuming the investment of $100 on December 31, 1996 (and the reinvestment of dividends thereafter) in each of Noven common stock, the Russell 2000 Stock Index and Noven's Peer Group (Value Line Drugs Index).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      Noven Pharmaceuticals, Russell 2000 Index And Value Line Drugs Index
                     (Performance Results Through 12/31/01)

                                    [GRAPH]

                               1996          1997           1998           1999            2000          2001
                               ----          ----           ----           ----            ----          ----
Noven Pharmaceuticals         $100.00        $50.00         $38.84         $129.46        $288.56        $137.04
Russell 2000 Index            $100.00       $122.20        $118.86         $140.06        $134.60        $135.99
Value Line Drugs Index        $100.00       $171.68        $255.73         $308.65        $556.16        $529.63

                                                        SOURCE: VALUE LINE, INC.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

         Noven's executive compensation program is administered by the Compensation and Stock Option Committee (the "Committee"), which consists of three non-employee directors who are also responsible for establishing Noven's executive compensation policy. The compensation program is designed to serve Noven's goal of creating long-term stockholder value by allowing Noven to secure and retain the services of high quality executives and by aligning the interests of the executives with those of Noven's stockholders.

         Noven's compensation program consists of the following three components: 1) a base salary, 2) annual incentives and 3) long-term incentives. Noven's annual incentives are awarded in the form of cash or stock bonuses and long-term incentives are awarded in the form of stock options.

         In establishing Noven's compensation program, the Committee reviews compensation data for companies that compete with Noven for executive talent. These companies include primarily drug and healthcare companies and are chosen on the basis of sales, market capitalization and geographic location. In 2000, the Committee commissioned an independent executive compensation study to assist in evaluating Noven's program and those of peer companies. The Committee seeks to implement compensation programs that are competitive with those of peer companies.

BASE SALARY

         The Committee determines each executive officer's base salary by considering the competitive information described above, the individual's responsibility, the individual's performance and the performance of the business. For executives other than the Chief Executive Officer, the Committee also considers the Chief Executive Officer's salary recommendations.

ANNUAL INCENTIVES

         The Committee believes that annual incentives, in the form of bonuses, should represent a significant component of an executive's annual compensation. In 2001, the Committee adopted an executive bonus plan that includes goals for company, individual and team performance, with the greatest weight given to company performance. The plan provides that, in determining the Chief Executive Officer's bonus, the sole measure is company performance. The Committee fixed percentages of base salary as target incentive bonus awards for the executives, and also set targets for both revenues and net income. To the extent that actual revenues and net income are equal to, greater than or less than the company performance targets, an executive's bonus award may be equal to, greater than or less than his target award. The Committee then determines whether each executive other than the Chief Executive Officer has met his non-financial goals in determining his final award. In 2001, Noven did not meet the revenue and net income goals, and, in accordance with the plan formula, none of the executive officers received a bonus.

LONG-TERM INCENTIVES

         Stock options represent a significant portion of total compensation for Noven's executive officers. Options are generally awarded to executive officers at the time that they join Noven and periodically thereafter. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of Noven's common stock increases. Generally, grants vest over a five-year period and have seven-year terms. Executives must be employed by Noven at the time of vesting in order to exercise the options. The determination of the timing and number of stock options granted to the executive officers is made by reference to ranges that are established based on the competitive information described above.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In setting the base salary of Mr. Strauss, the Committee evaluates the same factors that it considers in establishing the salary levels of the executive officers generally. In addition, the Committee considers the status of Mr. Strauss as Noven's most senior officer and the important role he has in achieving overall corporate goals. In awarding stock options to Mr. Strauss, the Committee sets guidelines based on the competitive compensation data described above, and then considers overall corporate performance and Mr. Strauss' role in attaining those results.

         Mr. Strauss has been Noven's Chief Executive Officer since December 12, 1997 and is subject to an employment contract. He will receive a base salary in 2002 equal to $500,000, which represents a 3% increase over his 2001 base salary. In accordance with the bonus plan described above, Mr. Strauss did not receive a bonus for 2001. He was granted stock options for a total of 90,000 shares of Noven common stock in 2001.

                    Compensation and Stock Option Committee:

                       John G. Clarkson, M.D., Chairperson
                                Sidney Braginsky
                                Lawrence J. DuBow

             RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS -- PROPOSAL (2)

         Upon the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as Noven's independent accountants to audit Noven's financial statements for the 2002 fiscal year and will offer a resolution at the annual meeting to ratify the appointment. Deloitte & Touche LLP has served as Noven's independent accountants since 1991 and during the year ended December 31, 2001 provided audit and non-audit services. Noven has been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised.

AUDIT FEES

         The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of Noven's financial statements and their reviews of Noven's quarterly reports on Form 10-Q were approximately $145,000, of which an aggregate amount of approximately $30,000 had been billed through December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no professional services rendered by Deloitte & Touche LLP in the year ended December 31, 2001 relating to financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed for all other services rendered by Deloitte & Touche LLP during the year ended December 31, 2001 were approximately $86,000, including audit-related fees of $15,000. These services included:

         o  income tax planning and consulting; and

         o  employee benefit audit and advisory services.

         All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF NOVEN FOR 2002. If the appointment is not ratified, the Audit Committee will select other independent accountants.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit Committee Report

         The Audit Committee of the Board of Directors is responsible for monitoring the integrity of Noven's financial statements, its system of internal controls and the independence and performance of its independent auditors. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is "independent" as such term is defined by the listing standards of the Nasdaq Stock Market.

         Noven's management is responsible for the preparation, presentation and integrity of Noven's financial statements, Noven's accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. Noven's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to independently monitor and review these processes. However, we are not professionals engaged in the practice of accounting or auditing and are not experts in the field of accounting or auditing, including, without limitation, with respect to auditor independence. We must rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, although we consult with and discuss these matters and our questions and concerns with management and our independent auditors, our oversight can not provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions can not assure that the audit of Noven's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Noven's auditors are in fact "independent."

         In this context, we held six meetings during the year ended December 31, 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Noven's independent auditors, Deloitte & Touche LLP. We discussed with Noven's independent auditors, with and without management present, the results of their examinations and their evaluations of Noven's internal controls.

         We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and Deloitte & Touche.

         We also discussed with Deloitte & Touche matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Noven's financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Our discussions also included a discussion of the background and experience of the Deloitte & Touche audit managers assigned to Noven and the quality control procedures established by Deloitte & Touche.

         Deloitte & Touche also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from Noven. When considering Deloitte & Touche's independence, we considered whether their provision of services to Noven beyond those rendered in connection with their audit and review of Noven's financial statements was compatible with maintaining their independence. We also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to Deloitte & Touche for their audit and non-audit services, both separately and in the aggregate.

         Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Noven's audited financial statements for the year ended December 31, 2001 be included in Noven's Annual Report on Form 10-K.

         This report has been provided by the Audit Committee:

                                    Prof. Regina E. Herzlinger, Chairperson
                                    Sidney Braginsky
                                    Lawrence J. DuBow

                          DELIVERY OF VOTING MATERIALS

         To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Noven stock account, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the Proxy Statement, and the 2001 annual report to stockholders, to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (305) 253-5099 or by writing us at: Noven Pharmaceuticals, Inc., 11960 S.W. 144th Street, Miami, Florida 33186, Attn: Corporate Secretary.

                 ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS


Q:     WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of Noven's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:     WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Noven's common stock outstanding as of the close of business on March 18, 2002, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had approximately 22,498,312 shares of common stock issued and outstanding.

Q:     WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:     WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Noven will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Noven's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes, you may submit proposals for consideration at future stockholder meetings, including director nominations.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT MEETING: Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in Noven's Proxy Statement for that meeting. Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of Noven no later than the close of business on February 24, 2003 and not earlier than December 6, 2002. The notice must contain the information required by the Bylaws.

       These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

       A proxy granted by a stockholder will give discretionary authority to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the Securities and Exchange Commission.

       STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY: In order for a stockholder proposal to be considered for inclusion in Noven's Proxy Statement for next year's annual meeting, the written proposal must be received by Noven's Corporate Secretary no later than December 6, 2002. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

       COPY OF BYLAW PROVISIONS: You may contact Noven's Corporate Secretary at Noven's headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

       By Order of the Board of Directors

       JEFFREY F. EISENBERG
       VICE PRESIDENT - STRATEGIC ALLIANCES,
       GENERAL COUNSEL & CORPORATE SECRETARY

       April 2, 2002

                                                                      APPENDIX A

                           NOVEN PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2002

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOVEN PHARMACEUTICALS, INC.

         The signer(s) hereby appoint(s) Robert C. Strauss, James B. Messiry and Jeffrey F. Eisenberg, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Noven Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held May 15, 2002, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting.

1.       ELECTION OF DIRECTORS

         To elect six directors for a term of one year as indicated below:

                  Sidney Braginsky, John G. Clarkson, M.D., Lawrence J. DuBow, Professor Regina E. Herzlinger, Robert C. Strauss, and Wayne
                  P. Yetter.

2. PROPOSAL TO RATIFY AND APPROVE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR 2002.

         The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. IF THIS PROXY IS SIGNED AND RETURNED BUT NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED ABOVE AND FOR ITEM 2 AS SET FORTH IN THE PROXY STATEMENT DATED APRIL 2, 2002.

(Vote and sign on the other side. Signature(s) should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such.)

                                                                      APPENDIX A

Please mark your vote with an X. Avoid using red ink.

1.   ELECTION OF DIRECTORS

     The Board of Directors recommends a vote FOR all Nominees.

     [  ] Vote For all Nominees*  [  ] Withhold vote for all Nominees

     *To withhold authority to vote for any Nominee, write the Nominee's name here: ______________________________________


2.   RATIFY AND APPROVE ACCOUNTANTS

     The Board of Directors recommends a vote FOR Item 2.

     [  ] FOR        [  ] AGAINST        [  ] ABSTAIN





PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD, STAPLE OR MUTILATE.



                                           Dated                   , 2002
                                                 ------------------


                                            ----------------------------
                                            Signature of Stockholder


                                            ----------------------------
                                            Signature (if joint)







                                      A-2